Exhibit 10.2

SECURED PROMISSORY NOTE

Principal Amount: _________	Date Made: October 17, 2007
(subject to adjustment as stated below)
Los Angeles, California

FOR VALUE RECEIVED, the undersigned, Fluid Media Networks, Inc., a Nevada corporation (“Borrower”), promises to pay to the order of _________ (“Lender”), at Los Angeles, California, or at such other place as Lender may from time to time designate by written notice to Borrower in accordance with this secured promissory note (the “Note”), in lawful money of the United States of America, in the manner and at the rate provided herein, the principal sum of ________ Dollars ($_____) (the “Principal Amount”) (subject to adjustment as provided below), on or prior to October 16, 2009 (such date, the “Maturity Date”).  This Note is being made concurrently with and pursuant to the Stock Purchase Agreement, of even date herewith (the “Stock Purchase Agreement”), by and among Borrower, pursuant to which Borrower is purchasing one hundred percent (100%) of the issued and outstanding shares of capital stock of Trusonic, Inc. (“Company”) from the stockholders of Company.  Except as otherwise expressly set forth herein, defined terms shall have such meanings ascribed to them in the Stock Purchase Agreement.  Borrower further agrees as follows:

Article 1.                      Adjustments.  Borrower shall have the right to set-off, upon prior written notice to Lender specifying in reasonable detail the basis for such set-off, against any amount due hereunder, the amount of any claim for indemnification or payment of damages from Lender to which Borrower may be entitled under the Stock Purchase Agreement, as provided in Section 6.05 thereof. If it is ultimately determined pursuant to the Stock Purchase Agreement that Lender is entitled to all or a portion of such amount, then such amount shall be paid promptly to Lender, together with interest thereon at the interest rate provided herein from the date such amount was disputed through the date of payment.

Article 2.                      Interest; Payments.

(a)           This Note shall accrue simple interest at the rate of seven percent (7%) per annum.

(b)           This Note shall be payable in two (2) payments, as follows:  (a) one payment of  _________ Dollars ($_____), representing principal and accrued interest (the “First Installment”), payable one (1) year from the date of this Note (the “First Installment Payment Date”), and (b) the remaining principal, together with all accrued interest (the “Second Installment”), in the amount of ________ Dollars ($____), shall be payable on the Maturity Date.

(c)           This  Note shall be payable by certified or bank cashier’s check or by wire transfer of immediately available funds to an account designated by Lender in writing.

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Article 3.                    Security Interest.  Simultaneous with the making of this Note, Lender shall be granted a security interest (the “Security Interest”), in and to all of the assets of Lender and the Company pursuant to the terms and conditions of a security agreement, dated as of even date hereof (the “Security Agreement”).  The Security Interest shall continue to secure this Note until this Note has been paid in full or is otherwise satisfied in accordance with the terms hereof.

Article 4.                     Default.

(a)                      It shall be an event of default (“Event of Default”): (i) upon the failure by Borrower to pay the First Installment on or before the First Installment Payment Date (subject to a ten (10) day grace period during which Borrower may cure any such failure to pay); providedhowever, that Borrower’s failure to pay the First Installment while there exists any dispute as to the amount to be paid hereunder as provided in Article 1 of this Note shall not be deemed an Event of Default (ii) upon the failure by Borrower to pay the Second Installment on or before the Maturity Date (subject to a ten (10) day grace period during which Borrower may cure any such failure to pay); providedhowever, that Borrower’s failure to pay the Second Installment while there exists any dispute as to the amount to be paid hereunder as provided in Article 1 of this Note shall not be deemed an Event of Default; (iii) upon the breach or failure by Borrower to perform any material warranty, covenant or undertaking of Borrower in this Note (except with respect to the payment of principal or interest, which is addressed in clause (i) and/or clause (ii) of this subsection (a)), and each of such breach or failure to perform is not cured within thirty (30) days following the receipt by Borrower of written notice thereof by Lender; (iv) upon the material breach or default of any covenant or obligation of Borrower under the Stock Purchase Agreement or of Borrower or the Company under the Security Agreement; or (v) in the event that Borrower shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or substantially all of its property, (B) make a general assignment for the benefit of creditors, (C) admit in writing its inability to pay its debts as they become due, (D) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (E) be adjudicated as bankrupt or insolvent, (F) file a petition or take advantage of any other law providing for the relief of debtors, or (G) acquiesce to, or fail to have dismissed within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy law.

(b)                 Upon the occurrence of an Event of Default, interest shall accrue on the principal amount due under this Note at the rate of ten percent (10%) per annum and Lender will have the option, by written notice to Borrower, to declare the entire balance of principal hereunder together with all accrued and unpaid interest thereon immediately due and payable and to exercise all rights and remedies available to it.  No delay or omission on the part of Lender hereof in exercising any right under this Note or otherwise shall operate as a waiver of such right.

Article 5.                     Waivers.

(a)                      Borrower waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note, together with diligence in collecting and the bringing of suit against Borrower.

(b)                      Borrower agrees that a waiver of rights under this Note shall not be deemed to be made by Lender unless such waiver shall be in writing, duly signed by Lender, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Lender or the obligations of Borrower in any other respect at any other time.  No notice to or demand on Borrower will be deemed to be a waiver of any obligation of Borrower or of the right of Lender to take further action without notice or demand as provided in this Note.

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Article 6.                    Assignment of Note.  This Note and each of the provisions hereof shall be binding upon each of the successors and assigns of Borrower.  Borrower may not assign or transfer this Note or any of its obligations under this Note, without the prior written consent of Lender, which consent shall not be unreasonably withheld.

Article 7.                    Jurisdiction and Service of Process.  Any controversy, dispute or claim of any nature whatsoever arising out of, in connection with or in relation to Note or the transaction contemplated herein will be resolved by final and binding arbitration in accordance with the Streamlined Rules of and by a retired judge at JAMS, Inc. in Los Angeles and all parties hereto consent to the personal jurisdiction of the State of California for such arbitration and enforcement of any award by JAMS.  The prevailing party in any dispute will be entitled to recover all reasonable attorney’s fees, costs and expenses in addition to other allowable costs.  Lender further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 8(d) shall be effective service of process for any action or proceeding brought against it in any such arbitration.

Article 8.                     Miscellaneous.

(a)                 This Note may be altered only by written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.  This Note may not be modified by an oral agreement, even if supported by new consideration.

(b)                 This Note is made and delivered in Los Angeles, California, shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to such state’s principles of conflict of laws, and shall not be construed strictly against the drafter hereof.

(c)                 This Note constitutes a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, is a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous agreements, understandings, and representations between the parties.  If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

(d)                 Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States of America) or by Federal Express, Express Mail, or mail nationally recognized overnight delivery or courier service, or delivered in person or by facsimile, or similar telecommunications equipment, against receipt therefore at the address of such party set forth in this subsection 8(d) (or to such other address as the party shall have furnished in writing in accordance with the provisions of this subsection 8(d)).

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Lender:

Borrower:               Fluid Media Networks, Inc.
5813 Uplander Way, Unit #A
Culver City, CA  90230-6607
Attention:
Facsimile:

Such addresses may be changed by notice given as provided in this subsection.  Notices shall be effective upon the date of receipt; provided, however, that a notice sent via telecopier shall be deemed effective upon the date indicated on proof of transmittal; notice sent via overnight delivery shall be deemed effective two (2) business days after deposit with such delivery service; and notice sent by U.S. certified mail shall be deemed effective five (5) business days after deposit with the U.S. mail.

(e)                 This Note is transferable only upon surrender of this Note for registration of the transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by Lender or their attorney duly authorized in writing.

(f)                 This Note is issued by Borrower in consideration for the purchase of the shares of capital stock of Company pursuant to the Stock Purchase Agreement.

IN WITNESS WHEREOF, Borrower has executed this Note effective as of the date first set forth above.

BORROWER

Fluid Media Networks, Inc.

By: __________________________________

Name:  _______________________________

Title:  ________________________________

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